Exhibit 77Q(2) for Form N-SAR - Annual Period Ended 11-30-
2006

Macquarie/First Trust Global Infrastructure/Utilities
Dividend & Income Fund

A late Form 3 was filed on behalf of Joseph McDermott for the Macquarie/First Trust Global Infrastructure/Utilities
Dividend & Income Fund on November 15, 2006 due to an administrative error. Joseph McDermott became Chief
Compliance Officer of First Trust Advisors L.P., investment manager of the Macquarie/First Trust Global
Infrastructure/Utilities Dividend & Income Fund, on July 10, 2006.